UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 12, 2009

Walter Investment Management Corp.
(Exact name of registrant as specified in its charter)

Maryland	6789	13-3950486
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4211 West Boy Scout Boulevard, 4th Floor
Tampa, FL 33607-5724
(813) 871-4811
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.
     The information contained in Item 7.01 below is incorporated by reference into this Item 2.02. The information contained in this Item 2.02 is furnished in accordance with Regulation FD and shall not be deemed to be “filed” with the Securities and Exchange Commission (the “Commission”), for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in any such filing.
     The Business Overview contains information about EBITDA, Normalized EBITDA and Normalized Pre-Tax Income, which are not financial measures that are accounting principles generally accepted in the United States (“GAAP”). The most directly comparable GAAP financial measures are net income from continuing operations (“Net Income”) and income from continuing operations before taxes (“Pre-Tax Income”). The reconciliation of Net Income to EBITDA and Adjusted EBITDA, as well as the reconciliation of Pre-Tax Income to Normalized Pre-Tax Income are contained in the Business Overview. The Business Overview also contains pro forma Balance Sheet information which excludes unusual and/or non-recurring items, which are a non-GAAP financial measure. The most directly comparable GAAP financial measure is the GAAP Balance Sheet. The reconciliation of the pro forma Balance Sheet to the GAAP Balance Sheet is contained in the Business Overview.
     Management believes EBITDA to be relevant and useful information as EBITDA is a standard measure commonly reported and widely used by analysts, investors and others to measure our financial performance and our ability to service our non-portfolio obligations and to make dividend payments. EBITDA is also one of several metrics used by our management to measure the cash generated from our operations. EBITDA does not take into account substantial costs of doing business, such as income taxes and non-portfolio related interest expense. While many in the financial community consider EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, income before income taxes, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP that are presented in the financial statements included in the Company’s reports filed with the Securities and Exchange Commission. Additionally, our calculation of EBITDA may be different than the calculation used by other companies, and, therefore, comparability may be affected.
     Management believes that the pro forma Balance Sheet excluding certain unusual and/or non-recurring items and the Normalized Pre-Tax Income to be relevant and useful information because it provides a better metric of the Company’s continuing operations. The pro forma Balance Sheet excluding certain unusual and/or non-recurring items and the Normalized Pre-Tax Income should be considered in addition to, but not as a substitute for, the GAAP Balance Sheet and Pre-Tax Income, and other measures of financial performance prepared in accordance with GAAP. Additionally, our calculation of pro forma Balance Sheet and Normalized Pre-Tax Income may be different than the calculation used by other companies, and, therefore, comparability may be affected.
Item 7.01 Regulation FD Disclosure.
     On May 12, 2009, Walter Investment Management Corp. (the “Company”) distributed via its website, www.walterinvestment.com, the business overview furnished as Exhibit 99.1 to this Current Report on Form 8-K (the “Business Overview”), containing certain limited financial and other information with respect to the Company’s business. The information contained in this Item 7.01 is furnished in accordance with Regulation FD and shall not be deemed to be “filed” with the Commission for purposes of Section 18 of the Exchange Act or otherwise be subject to the liabilities of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in any such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.	Description
99.1	Business Overview

     SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.
Date: May 12, 2009	By:	/s/ Kimberly A. Perez
Kimberly A. Perez, Vice President,
Chief Financial Officer and Treasurer